Exhibit 3.4

 Form of

MERCURY NEW HOLDCO, INC.

Bylaws

Table of Contents

		Page
Article I	Meetings of Shareholders	1
Section 1.	Place of Meetings	1
Section 2.	Annual Meetings	1
Section 3.	Special Meetings	1
Section 4.	Notice of Meetings	1
Section 5.	Quorum	2
Section 6.	Organization and Order of Business	2
Section 7.	Voting	3
Section 8.	Written Authorization	3
Section 9.	Electronic Authorization	3
Section 10.	Advance Notice Provisions for Election of Directors	3
Section 11.	Advance Notice Provisions for Business to be Transacted at Annual Meeting	6
Section 12.	Inspectors	6
Article II	Directors	8
Section 1.	General Powers	8
Section 2.	Number, Election, Term and Qualification	8
Section 3.	Vacancies	8
Section 4.	Removal	9
Section 5.	Compensation	9
Article III	Directors’ Meetings	9
Section 1.	Annual Meeting	9
Section 2.	Regular Meetings	9
Section 3.	Special Meetings	9
Section 4.	Notice	9
Section 5.	Quorum	10
Section 6.	Waiver of Notice	10
Section 7.	Action Without A Meeting	10
Article IV	Directors’ Committees	10
Section 1.	Committees	10
Article V	Officers; Chairman and Vice Chairman of the Board	10
Section 1.	Officers	10
Section 2.	Election, Term	10
Section 3.	Removal	10
Section 4.	Duties of Chairman of the Board	9
Section 5.	Duties of Vice Chairmen of the Board	11
Section 6.	Duties of President	11
Section 7.	Duties of Vice Presidents	11
Section 8.	Duties of General Counsel	11

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Article I
Meetings of Shareholders

Section 1.     Place of Meetings. Meetings of Shareholders shall be held at the principal office of the Corporation in Richmond, Virginia or at such other place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors. The Board may, in its sole discretion, permit Shareholders to participate in any meeting of Shareholders by means of remote communication as authorized by the Virginia Stock Corporation Act (as it exists on the date hereof or as it may be amended from time to time, the “VSCA”) and subject to any guidelines and procedures as may be adopted by the Board.

Section 2.     Annual Meetings. The Annual Meetings of Shareholders shall be held on a date fixed by the Board of Directors.

Section 3.     Special Meetings. Special meetings of the Shareholders may be called solely by the Chairman of the Board, the President or the Board of Directors. At a special meeting of Shareholders, no business shall be transacted and no corporate action taken other than that stated in the notice of the special meeting.

Section 4.     Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except as a different time is specified in these Bylaws or by the VSCA) either personally or by mail, by or at the direction of the Chairman of the Board, a Vice Chairman, the Secretary, or the Officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to a Shareholder given by the Corporation may be given by a form of electronic transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written or electronic notice to the Corporation. Any such consent shall be deemed revoked (a) if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice, provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form or process of communication, not directly involving the physical transfer of paper or other tangible medium that (i) is suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) is either (A) retrievable in paper form by the recipient through an automated process used in conventional commercial practice or (B) retrievable in perceivable form and the sender and the recipient have consented in writing to the use of such form of electronic transmission.

Notice of a Shareholders’ meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or exchange of shares, on a sale of assets of the Corporation that requires shareholder approval, a plan of redomestication or conversion or the dissolution of the Corporation shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any such notice shall be accompanied, as appropriate, by such additional documents as may be required by law.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A Shareholder who attends a meeting shall be deemed to have (A) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (B) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

Section 5.     Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders; provided however, that when any specified action is required to be voted upon by a class of stock voting as a class or series, holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified action. If a quorum is present, action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action, except when a larger vote or a vote by class or series is required by the VSCA and except that in elections of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn, without notice other than by announcement at the meeting, until a quorum shall attend.

Section 6.     Organization and Order of Business. At all meetings of the Shareholders, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman (if any), the President (if one shall have been elected by the Board) or, in the absence of all of the foregoing, the most senior Executive Vice President, shall act as chairman of the meeting. In the absence of all of the foregoing officers or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary at all meetings of the Shareholders. In the event that neither the Secretary nor any Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls and any recess or adjournment of the meeting.

Section 7.     Voting. A Shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class or series shall, as to all matters in respect of which stock of such class or series has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class or series standing in the holder’s name on the books of the Corporation. Unless required by the VSCA or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the Shareholder voting or by such Shareholder’s proxy, if there be such proxy.

Section 8.     Written Authorization. A Shareholder or a Shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the Shareholder or such Shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such Shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

Section 9.     Electronic Authorization. The President or the Secretary may approve procedures to enable a Shareholder or a Shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either be set forth or submitted with information from which the inspectors of elections can determine that the transmission was authorized by the Shareholder or the Shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 10.     Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors or (b) by any Shareholder of the Corporation (i) who is a Shareholder of record of Voting Common Shares in respect of which such nomination is made, and is entitled to vote such shares, on the date of the giving of the notice provided for in this section, and on the record date for the determination of Shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this of .

In addition to any other applicable requirements, for a nomination to be made by a Shareholder such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the 90th day prior to such Annual Meeting or, if the first public announcement or notice of the date of such Annual Meeting is made or given to Shareholders less than 100 days prior to the date of such Annual Meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs and (b) in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above.

To be in proper written form, a Shareholder’s notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the employer and principal occupation of the person, (iii) a biographical profile of the person, including educational background and business and professional experience, (iv) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed to be made (i) the name and address of such Shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person (as defined below) referred to in clause (iii), (ii) the employer and principal occupation of such Shareholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation (each of the foregoing, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such Shareholder, by such beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such Shareholder, such beneficial owner if any, or any Associated Person of such Shareholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such Shareholder, such beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such Shareholder, beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination(s) are to be made by such Shareholder or beneficial owner, (v) a representation that such Shareholder is a Shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, (vi) a statement whether such Shareholder or any other person known to the Shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (vii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. Any such notice shall be supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded. If the nominating Shareholder does not appear in person or by proxy at the meeting to present a nominee, such nominee shall be disregarded, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

An “Associated Person” of any Shareholder or beneficial owner means (i) any affiliate or person acting in concert with such Shareholder or beneficial owner and (ii) each director, officer, employee, general partner or manager of such Shareholder or beneficial owner or any such affiliate or person with which such Shareholder or beneficial owner is acting in concert.

Section 11.     Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any Shareholder of the Corporation (i) who is a Shareholder of record of any class entitled to vote on such business on the date of the giving of the notice provided for in this section and on the record date for the determination of Shareholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a Shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement) for consideration by the Shareholders at any Annual Meeting of Shareholders.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the 90th day prior to such Annual Meeting or, if the first public announcement or notice of the date of such Annual Meeting is made or given to Shareholders less than 100 days prior to the date of such Annual Meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs.

To be in proper written form a Shareholder’s notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the Annual Meeting (A) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (B) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought (i) the name and address of such Shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (ii) the employer and principal occupation of such Shareholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, (B) any Derivative Instrument that is, directly or indirectly, owned beneficially by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such Shareholder, by such beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Shareholder, by such beneficial owner, if any, or by any Associated Person of such Shareholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such Shareholder, such beneficial owner if any, or any Associated Person of such Shareholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such Shareholder, such beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such Shareholder, beneficial owner, if any, or any Associated Person of such Shareholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder, beneficial owner or any Associated Person of such Shareholder or beneficial owner in such business, (v) a representation that such Shareholder is a Shareholder of record and intends to appear in person or by proxy at the meeting to bring such business before the meeting, (vi) a statement whether such Shareholder or any other person known to the Shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (vii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such notice shall be supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the Shareholder of record or nominee holder that is directed to prepare and submit the Shareholder’s notice required by these Bylaws on behalf of a beneficial owner.

The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of such Shareholder’s intention to present a proposal at an Annual Meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such Annual Meeting.

No business shall be conducted at the Annual Meeting of Shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this section; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this section shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted. If the Shareholder or its proxy does not appear at the meeting to present its proposed business, such proposed business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

Section 12.     Inspectors. The Corporation shall appoint one or more inspectors to act at a meeting of Shareholders and make a written report of the inspector’s determinations. The Corporation may designate one or more persons as alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of Shareholders, the chairman of such meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Article II
Directors

Section 1.     General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any requirement of Shareholder action.

Section 2.     Number, Election, Term and Qualification. The number of Directors of the Corporation shall be designated by resolution of the Board of Directors. Directors shall be elected each year at the Annual Meeting of Shareholders. Directors shall hold their offices until the next annual meeting of the Shareholders and until their successors are elected and qualified or until there is a decrease in the number of Directors.

Section 3.     Vacancies. Except as limited by the VSCA, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

Section 4.     Removal. At a meeting called expressly for that purpose, any Director may be removed from office, with or without cause, by a vote of the Shareholders holding a majority of the shares of the class of stock which elected such Director. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5.     Compensation. The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board of Directors.

Article III
Directors’ Meetings

Section 1.     Annual Meeting. The Annual Meeting of the Board of Directors (which meeting shall be considered a regular meeting for the purposes of notice) shall be held on the same day as the Annual Meeting of Shareholders for the purpose of electing Officers, unless the Board shall determine otherwise, and carrying on such other business as properly may come before such meeting.

Section 2.     Regular Meetings. Regular meetings of the Board of Directors shall be held for the purpose of carrying on such business as may properly come before the meeting at such times and at such places, within or without the Commonwealth of Virginia, as may be designated by the Chairman and specified in the notice of the meeting. Furthermore, regular meetings of the Board of Directors shall be held immediately following each special meeting of Shareholders to act upon any matter considered by the Shareholders and to consider such other business as may properly come before the meeting. Any such meeting shall be held at the place where the Shareholders’ meeting was held.

Section 3.     Special Meetings. Special meetings of the Board of Directors shall be held on the call of the Chairman of the Board, a Vice Chairman, or any three members of the Board of Directors, at the principal office of the Corporation or at such other place as the Chairman may direct.

Section 4.     Notice. Notice of regular and special meetings of the Board of Directors shall be (i) mailed to each Director addressed to him or her at his or her usual place of business or other designated address at least five days prior to the time of the meeting, or (ii) given by telegraph, telephone or any form of electronic transmission previously approved by a Director, which approval has not been revoked, to each Director or delivered to him or her personally at least 48 hours prior to the time of the meeting; provided that notice of a special meeting must set forth the purpose for which the meeting is called; and provided, further, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board of Directors.

Section 5.     Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6.     Waiver of Notice. Notwithstanding any other provisions of these Bylaws, whenever notice of any meeting for any purpose is required to be given to any Director, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

A Director who attends a meeting shall be deemed to have had timely and proper notice thereof unless, at the beginning of the meeting or promptly upon his or her arrival, the Director objects to the transaction of any business at the meeting and does not thereafter vote or assent to action taken at the meeting.

Section 7.     Action Without A Meeting. Any action which is required to be taken at a meeting of the Board of Directors or by a Directors’ Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors or all of the members of the Committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

Article IV
Directors’ Committees

Section 1.     Committees. Committees with limited authority may be designated by a resolution adopted by a majority of the full number of Directors.

Article V
Officers; Chairman and Vice Chairman of the Board

Section 1.     Officers. The Officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a General Counsel, a Secretary, a Treasurer, a Controller and, in the discretion of the Board of Directors, one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Chairman of the Board and any Vice Chairmen of the Board may, but need not be, Officers of the Corporation.

Section 2.     Election, Term. Officers shall be elected at the regular Annual Meeting of the Board of Directors or at such other time as the Board of Directors may determine and shall hold office, unless removed, until the next Annual Meeting of the Board of Directors and until their successors are elected and qualified. The Chairman of the Board and any Vice Chairmen of the Board shall be elected at the regular Annual Meeting of the Board of Directors or at such other time as the Board of Directors may determine and shall hold office, unless removed, until the next Annual Meeting of the Board of Directors and until their successors are elected and qualified. The Chairman of the Board and any Vice Chairmen of the Board shall be chosen from the members of the Board of Directors.

Section 3.     Removal. Except as otherwise provided in the Articles of Incorporation, any Officer may be removed with or without cause at any time by the Board of Directors at any duly called meeting. The Chairman of the Board and any Vice Chairmen of the Board may be removed from such office with or without cause at any time by the Board of Directors at any duly called meeting.

Section 4.     Duties of Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and Directors, and shall see that all the orders and resolutions of the Board of Directors are carried into effect, subject, however, to the rights of the Directors to delegate any specific powers. He shall, in addition, have such powers and duties as may be specifically assigned by the Board of Directors.

Section 5.     Duties of Vice Chairmen of the Board. Subject to the control of the Board of Directors and the Chairman of the Board and to the provisions of the Articles of Incorporation and Bylaws, the Vice Chairmen shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board or the Board of Directors.

Section 6.     Duties of President. Subject to the control of the Board of Directors and the Chairman of the Board and to the provisions of the Articles of Incorporation and Bylaws, the President shall perform such duties as may, from time to time, be assigned to him by the Chairman of the Board or the Board of Directors.

Section 7.     Duties of Vice Presidents. The Vice Presidents shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 8.     Duties of General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall, with the help of those whom he or she may employ (including any firm of which he may be a member) supervise the handling of all claims made by or against the Corporation, the filing of such statements, reports or other documents as may be required by state and federal agencies controlling corporations and their securities, render legal advice to the Officers and Directors and generally manage all matters of a legal nature for the Corporation.

Section 9.     Duties of Secretary. The Secretary shall keep a record in proper books for the purpose of all meetings and proceedings of the Board of Directors and also the minutes of the Shareholders’ meetings, and record all the votes of the Corporation. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall notify the Directors and Shareholders of their respective meetings. The Secretary shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents which are authorized to be executed on behalf of the Corporation under its corporate seal. The Secretary shall have custody of all deeds, leases, and contracts and shall have charge of the books, records and papers of the Corporation relating to its organization and management. In addition, the Secretary shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 10.     Duties of Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation and shall dispose of the same as provided in these Bylaws, or as directed by the Board of Directors. The Treasurer shall have the care and custody of all securities, books of account, documents and papers of the Corporation except such as are kept by the Secretary. The Treasurer shall keep regular and full accounts showing receipts and disbursements. The Treasurer shall at all times submit to the Board of Directors such statements as to the financial condition of this Corporation as they may require and shall perform such other duties as may from time to time be delegated to the Treasurer by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 11.     Duties of Controller. The Controller shall be responsible for all accounting, budgeting and internal auditing functions of the Corporation, subject to the direction of the Chairman of the Board, the Vice Chairmen, the President, the Vice President designated as Principal Accounting Officer or the Board of Directors. In addition, the Controller shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 12.     Duties of Assistant Secretaries. The Assistant Secretaries shall, jointly or severally, in the absence or incapacity of the Secretary or vacancy in the office of Secretary, perform the duties of the Secretary. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Secretary.

Section 13.     Duties of Assistant Treasurers. The Assistant Treasurers shall, jointly and severally, in the absence or incapacity of the Treasurer or vacancy in the office of Treasurer, perform the duties of the Treasurer. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Treasurer.

Section 14.     Duties of Assistant Controllers. The Assistant Controllers shall, jointly and severally, in the absence or incapacity of the Controller or vacancy in the office of Controller, perform the duties of the Controller, and shall in general assist the Controller in the performance of his duties. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Controller.

Section 15.     Compensation. The Board of Directors shall fix the compensation of all of the Officers of the Corporation and the Chairman of the Board and any Vice Chairmen of the Board.

Section 16.     Bonds. The Board of Directors may by resolution require that any or all Officers, agents and employees of the Corporation give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and comply with such other conditions as may from time to time be required by the Board of Directors.

Article VI
Certificates of Stock

Section 1.     Form. The shares of capital stock of the Corporation may be certificated or uncertificated as provided under the VSCA. Certificates representing shares of the capital stock of the Corporation shall be in such form as is permitted by law and prescribed by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or any other Officer authorized by a resolution of the Board of Directors. Transfer agents and/or registrars for one or more classes of the stock of the Company may be appointed by the Board and may be required to countersign certificates representing stock of such class or classes. Certificates may, but need not, be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Officers upon such certificates may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation itself or an employee of the Corporation. In the event that any officer, transfer agent or registrar whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be such Officer, transfer agent or registrar of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person was such Officer, transfer agent or registrar at the date of issuance. Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send, or cause to be sent, to the holder a written statement that shall include the information required by the VSCA to be set forth on certificates for shares of capital stock.

In case any Officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issue.

Section 2.     Transfer Agents and Registrars. Transfer Agents and/or Registrars for the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign stock certificates.

Section 3.     Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion, or any Officer of the Corporation appointed by the Board of Directors for that purpose may in his discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such Shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4.     Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney, and in the case of shares of stock of the Corporation represented by certificates, on surrender of the certificates for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. Uncertificated shares shall be transferable or assignable only on the books of the Corporation upon proper instruction from the holder of such shares. The Corporation will recognize the right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 5.     Closing of Transfer Books and Fixing Record Date. For the purposes of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders has been made as provided in this section with respect to any meeting, such determination shall apply to any adjournment thereof.

Article VII
Voting of Stock Held

Unless otherwise provided by the vote of the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of this Corporation to cast the votes which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board, a Vice Chairman, the President or the Secretary may attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any powers of this Corporation as the holder of such stock or other securities of such other corporation.

Article VIII
Miscellaneous

Section 1.     Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange, promissory notes, acceptances and other instruments of a similar character shall be signed by such Officer or Officers or agent or agents of the Corporation as shall be thereunto authorized from time to time by the Board of Directors.

Section 2.     Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

Section 3.     Corporate Seal. The Corporate Seal shall be circular and shall have inscribed thereon, within and around the circumference, the words “Mercury New Holdco, Inc., Richmond, VA.” In the center shall be the word “Seal.”

Article IX
Amendments

Section 1.     New Bylaws and Alterations. These Bylaws may be amended or repealed and new Bylaws may be made at any regular or special meeting of the Board of Directors by a majority of the Board. However, Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the Shareholders and the Shareholders may prescribe that any Bylaw made by them shall not be altered, amended, or repealed by the Directors.

Section 2.     Legislative Amendments. In event any portion of these Bylaws is subsequently altered by act of the General Assembly of Virginia those portions thereof which are not affected by such legislation shall remain in full force and effect until and unless altered or repealed in accordance with the other terms hereof.